SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 21, 2005

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2005, the Board of Directors (the “Board”) of Dynegy Inc. (the “Company”) approved certain changes to the Company’s bylaws. A summary of the changes to the bylaws approved by the Board is set forth below.

Article II – Meetings of Shareholders

•	Eliminated from Section 2 the May 1st annual shareholder’s meeting default provision. Consistent with the Illinois Business Corporation Act, this Section was revised to allow the Board to establish the annual meeting date, provided that it is within the earlier of (i) six months following the end of the fiscal year or (ii) fifteen months following the last annual meeting.

•	Added to Section 3 the ability of the Board to postpone or reschedule certain previously scheduled special meetings.

•	Added to Section 4 a provision specifying that no notice is required for an adjourned meeting, provided that (i) the new meeting is held less than thirty days from the original meeting date and (ii) the time, place and means of remote communication are determined at the original meeting. This Section also allows for the transaction of the same types of business at the adjourned meeting as allowed at the original meeting.

•	Added to Section 8 a provision specifying that when a separate vote by class is required, a majority of shares of such class represented in person or by proxy constitutes a quorum. This Section was further revised to allow the chairman of the meeting to adjourn the meeting to another place, date or time if a quorum fails to attend the meeting.

Article III – Directors

•	Revised Section 7 to eliminate the right of the Class B directors to block a proposed sale of the Company’s natural gas liquids business, as the business was sold on October 31, 2005.

•	Revised Section 13 to require the non-employee directors to designate a lead director who meets the independence criteria established by the New York Stock Exchange (the “NYSE”).

Article IV – Committees of the Board of Directors

•	Revised Section 2 to clarify that committee meetings require the same notice as board meetings.

•	Revised each committee paragraph in Section 4 to correspond with the committee maintenance and independence requirements of the NYSE listing standards.

Article V – Officers

•	Revised Section 7 to provide that in the absence of the chairman of the board, the chief executive officer, or in his or her absence, the lead director shall preside at meetings of shareholders and the Board.

•	Added a new Section 16 which allows the Board to delegate powers or duties of any officer to any other officers or agents.

Article VI – Contracts, Loans, Checks and Deposits

•	Added a new Section 4 which allows for facsimile signatures of any officer whenever authorized by the Board or Board committee.

•	Added a new Section 5 which provides that each director and officer is protected in relying in good faith upon the Company’s books and records and upon information, opinions, reports or statements presented to the Company by any of its officers, employees, Board committees or by any other persons as to matters which are within such person’s professional or expert competence and who were selected by the Company with reasonable care.

Article X – Amendments

•	Revised the amendments paragraph to provide that the Board cannot amend or repeal bylaw provisions expressly adopted by the shareholders except in limited circumstances.

The foregoing summary of such amendments is qualified in its entirety by reference to the complete text of the Company’s bylaws, as amended and restated effective November 16, 2005, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

Exhibit No.	Document
3.1	Dynegy Inc. Amended and Restated Bylaws as of November 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: November 21, 2005	By:	/s/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Document
*3.1	Dynegy Inc. Amended and Restated Bylaws as of November 16, 2005.

*	Filed herewith.